EXHIBIT 99.1
PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
          The following unaudited pro forma condensed combined financial information and explanatory notes present the impact of the merger of Bank of America and Merrill Lynch on the companies’ respective historical financial positions and results of operations under the purchase method of accounting with Bank of America treated as the acquirer. Under this method of accounting, the assets and liabilities of Merrill Lynch will be recorded by Bank of America at their estimated fair values as of the date the merger is completed. The unaudited pro forma condensed combined financial information combines the historical financial information of Bank of America and Merrill Lynch as of and for the six months ended June 30, 2008, and June 27, 2008, respectively, and for the year ended December 31, 2007, and December 28, 2007, respectively. The unaudited pro forma condensed combined balance sheet as of June 30, 2008, assumes the merger was completed on that date. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger had been completed on January 1, 2007.
          The merger agreement was announced on September 15, 2008, and provides for each outstanding share of Merrill Lynch common stock other than shares beneficially owned by Merrill Lynch and Bank of America to be converted into the right to receive 0.8595 of a share of Bank of America common stock. Shares of Merrill Lynch preferred stock will be converted on a one-for-one basis into Bank of America preferred stock having the same terms (to the fullest extent possible) as the corresponding Merrill Lynch preferred stock, except for the shares of Merrill Lynch convertible preferred stock, which will remain issued and outstanding and will have the rights, privileges, powers and preferences as set forth in the surviving company’s certificate of incorporation, as amended. The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:
▪	Bank of America’s separate historical unaudited financial statements as of and for the three and six months ended June 30, 2008 included in Bank of America’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008;

▪	Bank of America’s separate historical financial statements as of and for the year ended December 31, 2007 included in Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2007;

▪	Merrill Lynch’s separate historical unaudited financial statements as of and for the three and six months ended June 27, 2008 included in Merrill Lynch’s Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2008; and

▪	Merrill Lynch’s separate historical financial statements as of and for the year ended December 28, 2007 included in Merrill Lynch’s Annual Report on Form 10-K for the year ended December 28, 2007.
          The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, including the conforming of each company’s accounting policies, nor the impact of possible business model changes. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2008 AND JUNE 27, 2008
     The following unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Bank of America and Merrill Lynch assuming the companies had been combined on June 30, 2008, on a purchase accounting basis.

					Purchase
	Bank of America	Merrill Lynch	Reporting		Accounting		Pro Forma
	June 30, 2008	June 27, 2008	Reclassifications		Adjustments		June 30, 2008
	(Dollars in millions)
Assets
Cash	$39,127	$31,211	$13,363	(1)			$83,701
Cash and securities segregated for regulatory purposes or deposited with clearing organizations	—	26,228	(26,228)	(1)			—
Time deposits placed and other short-term investments	7,649	—					7,649
Federal funds sold and securities purchased under agreements to resell	107,070	224,958	(56,938)	(2)			275,090
Securities borrowed	—	129,426	56,938	(2)			186,364
Trading account assets	167,837	217,639	(86,492)	(3)			298,984
Derivative assets	42,039	—	86,492	(3)	$(1,400)	(A)	128,186
			1,055	(4)
Securities	249,859	71,286	12,865	(1)	—	(B)	334,010
Securities received as collateral	—	51,505	6,315	(5)			57,820
Loans and leases	870,464	79,772			(3,905)	(C)	946,331
Allowance for credit losses	(17,130)	(602)			100	(C)	(17,632)

Loans and leases, net of allowance for credit losses	853,334	79,170			(3,805)		928,699
Premises and equipment, net	11,627	3,142					14,769
Mortgage servicing rights	4,577	—	273	(6)			4,850
Goodwill	77,760	—	4,616	(7)	(4,616)	(D)	93,855
					16,095	(D)
Intangible assets	9,603	—	442	(7)	(442)	(E)	17,103
					7,500	(E)
Goodwill and other intangible assets	—	5,058	(5,058)	(7)			—
Other receivables
Customers	—	70,798	(70,798)	(8)			—
Brokers and dealers	—	17,300	(17,300)	(8)			—
Interest and other	—	32,684	(32,684)	(8)			—

Total other receivables	—	120,782	(120,782)				—
Other receivables	—	—	120,782	(8)			140,276
			19,494	(9)
Other assets	146,393	5,805	(1,055)	(4)	(3,130)	(F)	115,014
			(273)	(6)	(2,917)	(G)
			(6,315)	(5)
			(19,494)	(9)
			(4,000)	(10)

Total assets	$1,716,875	$966,210	$(4,000)		$7,285		$2,686,370

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$199,587	$—	$1,768	(11)			$201,355
Interest-bearing	497,631	—	70,296	(11)			567,927
Deposits in foreign offices:
Noninterest-bearing	3,432	—	814	(11)			4,246
Interest-bearing	84,114	—	27,580	(11)			111,694

Total deposits	784,764	—	100,458				885,222
Deposits	—	100,458	(100,458)	(11)			—
Federal funds purchased and securities sold under agreements to repurchase	238,123	197,881	(14,768)	(12)			421,236
Securities loaned	—	65,691	14,768	(12)			80,459
Trading account liabilities	70,806	105,976	(65,908)	(13)			110,874
Obligation to return securities received as collateral	—	51,505	6,315	(14)			57,820
Derivative liabilities	21,095	—	65,908	(13)			87,478
			475	(15)
Commercial paper and other short-term borrowings	177,753	19,139					196,892
Accrued expenses and other liabilities	55,038	—	(475)	(15)	$4,050	(H)	8,537
			(6,315)	(14)
			(4,000)	(10)
			(39,761)	(16)
Other payables
Customers	—	65,633	(65,633)	(17)			—
Brokers and dealers	—	15,743	(15,743)	(17)			—
Interest and other	—	33,777	(33,777)	(17)			—

Total other payables	—	115,153	(115,153)				—
Other payables	—	—	115,153	(17)			154,914
			39,761	(16)
Junior subordinated notes (related to trust preferred securities)	—	5,193	(5,193)	(18)			—
Long-term debt	206,605	270,436	5,193	(18)	(6,500)	(I)	475,734

Total liabilities	1,554,184	931,432	(4,000)		(2,450)		2,479,166

Stockholders’ equity
Preferred stock	24,151	13,666					37,817
Shares exchangeable into common stock	—	39	(39)	(19)			—
Common stock	61,109	1,885	31,200	(19)	(33,124)	(J)	91,956
			39	(19)	55,152	(J)
			(24,305)	(19)
Paid-in capital	—	31,200	(31,200)	(19)			—
Retained earnings	79,920	15,978			(15,978)	(J)	79,920
Accumulated other comprehensive loss	(1,864)	(3,685)			3,685	(J)	(1,864)
Treasury stock	—	(24,305)	24,305	(19)			—
Other	(625)	—			—		(625)

Total stockholders’ equity	162,691	34,778	—		9,735		207,204

Total liabilities and stockholders’ equity	$1,716,875	$966,210	$(4,000)		$7,285		$2,686,370

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
SIX MONTHS ENDED JUNE 30, 2008 AND JUNE 27, 2008
     The following unaudited pro forma condensed combined statement of income combines the historical statements of income of Bank of America and Merrill Lynch assuming the companies had been combined on January 1, 2007, on a purchase accounting basis.

					Purchase
	Bank of America	Merrill Lynch	Reporting		Accounting		Pro Forma
	June 30, 2008	June 27, 2008	Reclassifications		Adjustments		June 30, 2008
	(Dollars in millions, except per share data)

Interest income
Interest and fees on loans and leases	$27,536	$—	$3,097	(20)	$350	(C)	$30,983
Interest on debt securities	5,674	—	1,940	(20)			7,614
Federal funds sold and securities purchased under agreements to resell	2,008	—	10,587	(20)			12,595
Trading account assets	4,593	—	3,489	(20)			8,082
Other interest income	2,075	—	2,032	(20)			4,107
Interest and dividend revenues	—	19,396	(19,396)	(20)			—

Total interest income	41,886	19,396	1,749		350		63,381
Interest expense
Deposits	8,108	—	2,014	(21)			10,122
Short-term borrowings	7,229	—	10,011	(21)			17,240
Trading account liabilities	1,589	—	954	(21)			3,957
			1,414	(20)
Long-term debt	4,348	—	4,945	(21)	450	(I)	9,743
Interest expense	—	17,924	(17,924)	(21)			—

Total interest expense	21,274	17,924	1,414		450		41,062
Net interest income	20,612	1,472	335		(100)		22,319
Noninterest income
Card income	7,090	—					7,090
Service charges	5,035	—					5,035
Investment and brokerage services	2,662	—	3,700	(22)			9,216
			2,854	(23)
Commissions	—	3,700	(3,700)	(22)			—
Managed accounts and other fee-based revenues	—	2,854	(2,854)	(23)			—
Investment banking income	1,171	2,075					3,246
Equity investment income	1,646	542					2,188
Trading account profits (losses)	(1,426)	—	(6,501)	(24)			(7,927)
Principal transactions	—	(6,501)	6,501	(24)			—
Mortgage banking income	890	—					890
Gain on sales of debt securities	352	—					352
Other income (loss)	(714)	(3,324)					(4,038)

Total noninterest income	16,706	(654)	—		—		16,052

Total revenue, net of interest expense	37,318	818	335		(100)		38,371
Provision for credit losses	11,840	—	335	(20)			12,175
Noninterest expense
Personnel	9,146	7,687					16,833
Occupancy	1,697	637	(14)	(25)			2,320
Equipment	768	—	14	(25)			782
Marketing	1,208	342					1,550
Professional fees	647	505					1,152
Amortization of intangibles	893	—	52	(26)	173	(E)	1,118
Data processing	1,150	—	683	(27)			1,833
Telecommunications	526	—	438	(27)			964
Communications and technology	—	1,121	(1,121)	(27)			—
Brokerage, clearing and exchange fees	—	757					757
Office supplies and postage	—	112	(112)	(28)			—
Other general operating	2,342	624	112	(28)			3,026
			(52)	(26)
Merger and restructuring charges	382	445					827

Total noninterest expense	18,759	12,230	—		173		31,162
Income (losses) from continuing operations before income taxes	6,719	(11,412)	—		(273)		(4,966)
Income tax expense (benefit)	2,099	(4,809)			(89)	(G)	(2,799)

Net income (loss) from continuing operations	4,620	$(6,603)	$—		$(184)		(2,167)

Income (loss) from continuing operations available to common stockholders	$4,244	$(7,014)	$—		$(184)		$(2,954)

Per common share data
Earnings (losses) from continuing operations	$0.96	$(7.17)					$(0.56)
Diluted earnings (losses) from continuing operations	$0.95	$(7.17)					$(0.56)
Dividends paid	$1.28	$0.70					$1.28
Weighted average shares outstanding:
Basic	4,431,870	978,463			(137,474)	(K)	5,272,859
Diluted	4,460,633	978,463			(166,237)	(K)	5,272,859

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2007 AND DECEMBER 28, 2007
     The following unaudited pro forma condensed combined statement of income combines the historical statements of income of Bank of America and Merrill Lynch assuming the companies had been combined on January 1, 2007, on a purchase accounting basis.

					Purchase
	Bank of America	Merrill Lynch	Reporting		Accounting		Pro Forma
	December 31, 2007	December 28, 2007	Reclassifications		Adjustments		December 31, 2007
	(Dollars in millions, except per share data)
Interest income
Interest and fees on loans and leases	$55,681	$—	$6,181	(20)	$700	(C)	$62,562
Interest on debt securities	9,784	—	4,927	(20)			14,711
Federal funds sold and securities purchased under agreements to resell	7,722	—	31,589	(20)			39,311
Trading account assets	9,417	—	9,290	(20)			18,707
Other interest income	4,700	—	5,298	(20)			9,998
Interest and dividend revenues	—	56,974	(56,974)	(20)			—

Total interest income	87,304	56,974	311		700		145,289
Interest expense
Deposits	18,093	—	5,864	(21)			23,957
Short-term borrowings	21,975	—	28,786	(21)			50,761
Trading account liabilities	3,444	—	5,023	(21)			8,635
			168	(20)
Long-term debt	9,359	—	11,752	(21)	900	(I)	22,011
Interest expense	—	51,425	(51,425)	(21)			—

Total interest expense	52,871	51,425	168		900		105,364
Net interest income	34,433	5,549	143		(200)		39,925
Noninterest income
Card income	14,077	—					14,077
Service charges	8,908	—					8,908
Investment and brokerage services	5,147	—	7,284	(22)			17,896
			5,465	(23)
Commissions	—	7,284	(7,284)	(22)			—
Managed accounts and other fee-based revenues	—	5,465	(5,465)	(23)			—
Investment banking income	2,345	5,582					7,927
Equity investment income	4,064	1,627					5,691
Trading account profits (losses)	(5,131)	—	(12,067)	(24)			(17,198)
Principal transactions	—	(12,067)	12,067	(24)			—
Mortgage banking income	902	—					902
Gain on sales of debt securities	180	—					180
Other income (loss)	1,394	(2,190)					(796)

Total noninterest income	31,886	5,701	—		—		37,587

Total revenue, net of interest expense	66,319	11,250	143		(200)		77,512
Provision for credit losses	8,385	—	143	(20)	—		8,528
Noninterest expense
Personnel	18,753	15,903					34,656
Occupancy	3,038	1,139	(27)	(25)			4,150
Equipment	1,391	—	27	(25)			1,418
Marketing	2,356	785					3,141
Professional fees	1,174	1,027					2,201
Amortization of intangibles	1,676	—	242	(26)	208	(E)	2,126
Data processing	1,962	—	1,217	(27)			3,179
Telecommunications	1,013	—	840	(27)			1,853
Communications and technology	—	2,057	(2,057)	(27)			—
Brokerage, clearing and exchange fees	—	1,415					1,415
Office supplies and postage	—	233	(233)	(28)			—
Other general operating	5,237	1,522	233	(28)			6,750
			(242)	(26)
Merger and restructuring charges	410	—	—				410

Total noninterest expense	37,010	24,081	—		208		61,299
Income (losses) from continuing operations before income taxes	20,924	(12,831)	—		(408)		7,685
Income tax expense (benefit)	5,942	(4,194)			(133)	(G)	1,615

Net income (loss) from continuing operations	14,982	(8,637)	—		(275)		6,070
Income (loss) from continuing operations available to common stockholders	$14,800	$(8,907)	$—		$(275)		$5,618

Per common share data
Earnings (losses) from continuing operations	$3.35	$(10.73)					$1.09
Diluted earnings (losses) from continuing operations	$3.30	$(10.73)					$1.07
Dividends paid	$2.40	$1.40					$2.40
Weighted average shares outstanding:
Basic	4,423,579	830,415			(116,673)	(K)	5,137,321
Diluted	4,480,254	830,415			(47,380)	(K)	5,263,289

See accompanying notes to unaudited pro forma condensed combined financial statements.

Note 1—Basis of Pro Forma Presentation
          The unaudited pro forma condensed combined financial information related to the merger is included for the year ended December 31, 2007, and as of and for the six months ended June 30, 2008. As indicated in Exhibit 99.1 to Bank of America’s Form 8-K dated September 15, 2008, Bank of America agreed to acquire Merrill Lynch for $50 billion. This purchase price was calculated based upon the closing price of Bank of America common stock of $33.74 on Friday, September 12, 2008. However, for accounting purposes, generally accepted accounting principles requires that the average closing price for the two days before the announcement, the day of the announcement, and the two days following the announcement be used to calculate the purchase price, resulting in an average stock price of $30.02. The pro forma adjustments included herein solely reflect, as of June 27, 2008, the conversion of Merrill Lynch common stock into Bank of America common stock using an exchange ratio of 0.8595 of a share of Bank of America common stock for each of the approximately 1.2 billion shares of Merrill Lynch common stock and share-based compensation awards. Also, Merrill Lynch preferred stock of approximately $13.7 billion, outstanding at June 27, 2008, has been converted into Bank of America preferred stock on a one-for-one basis. The pro forma purchase price included herein does not consider changes to Merrill Lynch’s common and preferred stock subsequent to June 27, 2008. Additionally, the pro forma accounting, including the determination of goodwill does not consider the results of operations, including certain transactions that have occurred subsequent to June 27, 2008. For additional information on these subsequent events, see Note 18, Subsequent Events to the condensed consolidated financial statements in Merrill Lynch’s quarterly report on Form 10-Q for the period ended June 27, 2008. The pro forma purchase price, goodwill and earnings per share amounts will change based upon these events and the results of operations between June 27, 2008 and the actual merger date.
          The merger will be accounted for using the purchase method of accounting; accordingly, Bank of America’s cost to acquire Merrill Lynch will be allocated to the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Merrill Lynch at their respective fair values on the date the merger is complete.
          The unaudited pro forma condensed combined financial information includes preliminary estimated adjustments to record the assets and liabilities of Merrill Lynch at their respective estimated fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of a final analysis to determine the estimated fair values of Merrill Lynch’s tangible and identifiable intangible assets, and liabilities. Accordingly, the final purchase accounting adjustments and integration charges may be materially different from the pro forma adjustments presented in the document. Increases or decreases in the estimated fair values of the net assets, commitments, executory contracts, and other items of Merrill Lynch as compared to the information shown in the document may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities.
          The unaudited pro forma condensed combined balance sheet includes a preliminary estimate of the exit and termination costs which will be recorded in purchase accounting related to the total estimated $2 billion after-tax ($3 billion pre-tax) merger related costs that will be incurred to combine the operations of Bank of America and Merrill Lynch. These preliminary estimates of merger related charges will result from action taken with respect to both Bank of America and Merrill Lynch operations, facilities, and associates. The charges will be recorded based on the nature and timing of these integration actions. Accordingly, the unaudited pro forma condensed combined statements of operations do not include the impact of these charges. See Note 4 — Merger Related Charges for a further discussion of these charges.
          Certain amounts in the historical consolidated financial statements of Bank of America and Merrill Lynch have been reclassified to conform to the combined company’s classification. Discontinued operations reported in Merrill Lynch’s historical consolidated statements of operations have been excluded as this information is not required in the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined financial information is presented in this document for illustrative purposes only and does not necessarily indicate the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable period presented, nor the impact of possible business model changes as a result of current market conditions which may impact revenues, expense efficiencies, asset dispositions, share repurchases and other factors. Additionally, the unaudited pro forma condensed combined financial information is not indicative of the results of operations in future periods or the future financial position of the combined company.
          The unaudited pro forma condensed combined financial information as of and for the period ended June 30, 2008, and for the year ended December 31, 2007, excludes the impact of Bank of America’s acquisition of Countrywide Financial Corporation on July 1, 2008, as the acquisition of Countrywide Financial Corporation was not material to Bank of America’s total assets and net income from continuing operations. Additionally, the unaudited pro forma condensed combined financial information has been prepared assuming the merger with Merrill Lynch will occur prior to January 1, 2009 and accordingly, this information has been prepared under Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations.” On January 1, 2009, SFAS No. 141 (revised 2007), “Business Combinations” (SFAS 141R) becomes effective. If the merger closes on January 1, 2009, or later, the acquisition will be accounted for under SFAS 141R. The primary changes under SFAS 141R include the purchase price will be determined based upon Bank of America’s closing stock price on the date the merger closes, all exit and termination costs will be expensed, the loan portfolio will be recorded at fair value and contingent assets and liabilities will be recorded at fair value.
Note 2—Reporting Reclassifications
     Balance Sheet
1.	Adjustment to reclassify Merrill Lynch’s cash and securities segregated for regulatory purposes or deposited with clearing organizations into cash or securities to conform to Bank of America’s classification.

2.	Adjustment to reclassify Bank of America’s securities borrowed included in federal funds sold and securities purchased under agreements to resell into securities borrowed to conform to the combined company’s classification.

3.	Adjustment to reclassify Merrill Lynch’s derivative contracts included in trading account assets into derivative assets to conform to Bank of America’s classification.

4.	Adjustment to reclassify Merrill Lynch’s derivative contracts included in other assets into derivative assets to conform to Bank of America’s classification.

5.	Adjustment to reclassify Bank of America’s securities received as collateral included in other assets to securities received as collateral to conform to the combined company’s classification.

6.	Adjustment to reclassify Merrill Lynch’s mortgage servicing rights included in other assets to mortgage servicing rights to conform to Bank of America’s classification.

7.	Adjustment to reclassify Merrill Lynch’s goodwill and intangible assets to conform to Bank of America’s classification.

8.	Adjustment to reclassify Merrill Lynch’s customers, brokers and dealers and interest and other receivables into other receivables to conform to the combined company’s classification.

9.	Adjustment to reclassify Bank of America’s other receivables included in other assets to other receivables to conform to the combined company’s classification.

10.	Adjustment to reclassify Bank of America’s deferred tax liabilities to deferred tax assets to conform to the combined company’s classification.

11.	Adjustment to reclassify Merrill Lynch’s deposits to conform to Bank of America’s classification.

12.	Adjustment to reclassify Bank of America’s securities loaned included in federal funds purchased and securities sold under agreements to repurchase into securities loaned to conform to the combined company’s classification.

13.	Adjustment to reclassify Merrill Lynch’s derivative contracts included in trading account liabilities into derivative liabilities to conform to Bank of America’s classification.

14.	Adjustment to reclassify Bank of America’s obligation to return securities received as collateral included in other liabilities to securities received as collateral to conform to the combined company’s classification.

15.	Adjustment to reclassify Merrill Lynch’s derivative contracts included in other liabilities into derivative liabilities to conform to Bank of America’s classification.

16.	Adjustment to reclassify Bank of America’s other payables included in accrued expenses and other liabilities to other payables to conform to the combined company’s classification.

17.	Adjustment to reclassify Merrill Lynch’s customers, brokers and dealers and interest and other payables into other payables to conform to the combined company’s classification.

18.	Adjustment to reclassify Merrill Lynch’s junior subordinated notes (related to trust preferred securities) into long-term debt to conform to Bank of America’s classification.

19.	Adjustment to reclassify Merrill Lynch’s shares exchangeable to common stock, paid-in capital and treasury stock to common stock to conform to Bank of America’s classification.
     Income Statement
20.	Adjustment to reclassify Merrill Lynch’s interest and dividend revenues to interest income: interest and fees on loans and leases, interest on debt securities, federal funds sold and securities purchased under agreements to resell, trading account assets, other interest income, interest expense: trading account liabilities or provision for credit losses to conform to Bank of America’s classification.

21.	Adjustment to reclassify Merrill Lynch’s interest expense to interest expense: deposits, short-term borrowings, trading account liabilities or long-term debt to conform to Bank of America’s classification.

22.	Adjustment to reclassify Merrill Lynch’s commissions income to investment and brokerage services income to conform to Bank of America’s classification.

23.	Adjustment to reclassify Merrill Lynch’s managed accounts and other fee-based revenues to investment and brokerage services income to conform to Bank of America’s classification.

24.	Adjustment to reclassify Merrill Lynch’s principal transactions to trading account profits (losses) to conform to Bank of America’s classification.

25.	Adjustment to reclassify Merrill Lynch’s equipment expense included in occupancy expense to equipment expense to conform to Bank of America’s classification.

26.	Adjustment to reclassify Merrill Lynch’s amortization of intangibles included in other general operating expense to amortization of intangibles to conform to Bank of America’s classification.

27.	Adjustment to reclassify Merrill Lynch’s data processing and communications expense included in communication and technology expense to data processing expense and telecommunications expense to conform to Bank of America’s classification.

28.	Adjustment to reclassify Merrill Lynch’s office supplies and postage expense to other general operating expense to conform to Bank of America’s classification.
Note 3—Preliminary Purchase Accounting Allocation
          The unaudited pro forma condensed combined financial information for the merger includes the unaudited pro forma condensed combined balance sheet as of June 30, 2008 assuming the merger was completed on June 30, 2008. The unaudited pro forma condensed combined income statements for the six months ended June 30, 2008 and the year ended December 31, 2007 were prepared assuming the merger was completed on January 1, 2007.
          The unaudited pro forma condensed combined financial information reflects the issuance of approximately 1.0 billion shares of Bank of America common stock and share-based compensation awards and preferred stock of approximately $13.7 billion. The common stock, share-based compensation awards and preferred stock issued in the exchange was valued using the methodology discussed in Note 1 above.
          The merger will be accounted for using the purchase method of accounting; accordingly, Bank of America’s cost to acquire Merrill Lynch will be allocated to the assets (including identifiable intangible assets) and liabilities of Merrill Lynch at their respective estimated fair values as of the acquisition date. Accordingly, the pro forma purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values as summarized in the following table.

Preliminary Pro Forma Purchase Price Allocation (unaudited)
(Dollars in billions, except per share amounts)
Pro Forma Purchase price
Merrill Lynch common stock and share-based compensation awards exchanged (in billions)	1.193
Exchange ratio	0.8595

Total shares of Bank of America’s common stock exchanged (in billions)	1.025
Purchase price per share of Bank of America’s common stock (1)	$30.02

		$30.8
Merrill Lynch preferred stock converted to Bank of America preferred stock		13.7

Total Pro Forma Purchase Price (2)		44.5

Preliminary allocation of the pro forma purchase price
Merrill Lynch stockholders’ equity		34.8
Merrill Lynch goodwill and intangible assets		(5.1)
Adjustments to reflect assets acquired and liabilities assumed at fair value:
Loans and leases, net		(3.8)
Intangible assets		7.5
Other assets		(4.5)
Accrued expenses and exit, termination and other liabilities		(4.1)
Long-term debt		6.5
Deferred taxes		(2.9)

Fair value of net assets acquired		28.4

Preliminary pro forma goodwill resulting from the merger		$16.1

(1)	The value of the shares of common stock exchanged with Merrill Lynch stockholders was based upon the average of the closing prices of Bank of America’s common stock for the period commencing two trading days before and ending two trading days after September 15, 2008, the date of the merger agreement.

(2)	The pro forma purchase price included herein does not consider changes to Merrill Lynch’s common and preferred stock subsequent to June 27, 2008. Additionally, the pro forma accounting, including the determination of goodwill does not consider the results of operations, including certain transactions that have occurred subsequent to June 27, 2008. For additional information on these subsequent events, see Note 18, Subsequent Events to the condensed consolidated financial statements in Merrill Lynch’s quarterly report on Form 10-Q for the period ended June 27, 2008. The pro forma purchase price, goodwill and earnings per share amounts will change based upon these events and the results of operations between June 27, 2008 and the actual merger date.
The preliminary pro forma purchase accounting allocation included in the unaudited pro forma condensed combined financial information is as follows:
A.	Preliminary adjustments, primarily to record estimated costs of terminating certain Merrill Lynch credit derivatives. The entire amount has been recorded as an adjustment to derivative assets pending a detailed position by position review. The adjustments reflected herein are based on current assumptions and valuations which are subject to change.

B.	Preliminary adjustments, primarily to record equity method and other investments at their estimated fair values. Certain of these adjustments were increases and certain of these adjustments were decreases in fair value, resulting in an immaterial net impact. The adjustments reflected herein are based on current assumptions and valuations which are subject to change.

C.	Preliminary adjustments to record impaired loans at their estimated fair values based upon credit and/or current interest rates, as well as non-impaired loans at their estimated present value of amounts to be received at current interest rates. For non-impaired loans, Merrill Lynch’s existing allowance for loan losses was retained. The effect of these adjustments is to increase interest income and decrease provision for loan losses for the impaired portfolio by approximately $350 million and $700 million for the six months ended June 30, 2008, and the twelve months ended December 31, 2007, respectively. The entire amount has been recorded as an adjustment to interest income pending a detailed loan by loan review. The adjustments reflected herein are based on current assumptions and valuations which are subject to change.
D.	Adjustments to write off historical Merrill Lynch goodwill and record pro forma goodwill created as a result of the merger.
E.	Adjustments to write off historical Merrill Lynch other intangible assets and record preliminary estimates of core deposit, customer and trade name intangible assets of approximately $7.5 billion resulting from the merger. The impact of the intangible assets is to increase amortization of intangibles by approximately $173 million and $208 million for the six months ended June 30, 2008, and the twelve months ended December 31, 2007, net of amounts already included in Merrill Lynch’s historical statement of operations, respectively. The nature, amount and amortization method of various possible identified intangibles are being studied by management. The adjustments reflected herein are based on current assumptions and valuations which are subject to change. Material changes are possible when our analysis is completed.
F.	Preliminary adjustments, primarily to record other assets, including prepaids, deferred costs, pension and other postretirement benefits/liabilities and other miscellaneous assets at their estimated fair values. The adjustments reflected herein are based on current assumptions and valuations which are subject to change.
G.	Preliminary adjustments to record the tax effect of the pro forma adjustments at an estimated 32.5% effective tax rate, as well as estimated adjustments to Merrill Lynch deferred tax assets. The adjustments reflected herein are based on current assumptions and valuations which are subject to change.
H.	Preliminary adjustments, primarily to record estimated exit and termination costs, including costs for severance of personnel and closure of vacant facilities, as well as certain contractual change in control obligations for associates. The adjustments reflected herein are based on current assumptions and valuations which are subject to change.
I.	Preliminary adjustments to record debt at its estimated fair value based upon current credit and current interest rates. The impact of the adjustments was to increase interest expense by approximately $450 million and approximately $900 million for the six months ended June 30, 2008, and the twelve months ended December 31, 2007, respectively. The adjustments reflected herein are based on current assumptions and valuations which are subject to change.
J.	Preliminary adjustments to eliminate Merrill Lynch historical stockholders’ equity and reflect Bank of America’s capitalization of Merrill Lynch.

K.	Weighted average shares were calculated using the historical weighted average shares outstanding of Bank of America and Merrill Lynch, adjusted using the exchange ratio, to the equivalent shares of Bank of America common stock, for the year ended December 31, 2007, and six months ended June 30, 2008. Earnings per share (EPS) data have been computed based on the combined historical income of Bank of America, income from continuing operations for Merrill Lynch and the impact of purchase accounting adjustments. For periods in which the pro forma combined company had a net loss from continuing operations or net income from continuing operations the impact of dilutive equity instruments have been excluded or included, respectively, as part of the diluted EPS calculation.
Note 4—Merger Related Charges
          In connection with the merger, the plan to integrate Bank of America’s and Merrill Lynch’s operations is still being developed. The total integration costs have been preliminarily estimated to be approximately $2 billion after-tax or approximately $3 billion pre-tax. The specific details of these plans will continue to be refined over the next several months. Currently, our merger integration team is assessing the two companies’ operations, including information systems, premises, equipment, benefit plans, supply chain methodologies, service contracts and personnel to determine optimum strategies to realize cost savings.
          Our merger integration decisions will impact certain existing Merrill Lynch facilities (both leased and owned), information systems, supplier contracts and costs associated with the involuntary termination of personnel. Additionally, as part of our formulation of the merger integration plan, certain actions regarding existing Bank of America information systems, premises, equipment, benefit plans, supply chain methodologies, supplier contracts and involuntary termination of personnel may be taken. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. We expect that such decisions will be completed shortly after the merger. Restructuring charges will be recorded based on the nature and timing of these integration actions.
          Included in the costs described above, during the combination of the two companies we will incur additional integration costs consisting of employee retention agreements, conversion costs and incremental communication costs to customers and associates, among other costs. It is expected that these costs will be incurred over a three-year period after completion of the merger. These costs will be expensed as incurred.
Note 5—Estimated Annual Cost Savings
          Estimated annual cost savings of approximately $4 billion after-tax or approximately $7 billion pre-tax, when fully phased in after the merger, represent our estimate only and may not be indicative of the actual amount of the cost savings the combined company actually achieves. These amounts do not include the possible impacts of revenue opportunities. These amounts consist of:

	Annual Pre-Tax
	Cost Savings
Overlapping Businesses and Business Infrastructure	$4,450	million	A
Corporate Staff Functions	1,500	million	B
Occupancy	500	million	C
Other	550	million	D

Total	$7,000	million

(A)	Overlapping businesses, including certain capital markets and asset management activities, and related infrastructure, including technology and operations functions, are projected to result in cost savings due to the elimination of redundant systems and software, the elimination of redundant operational support and activities and reduced personnel costs for the combined company.

(B)	Corporate staff function cost savings are projected to occur from reduced personnel costs and elimination of duplicative corporate and administrative functions.
(C)	Occupancy cost savings are projected to result from consolidation of personnel into a reduced number of office facilities and leased space.
(D)	Other cost savings result from miscellaneous items, including vendor leverage purchasing efficiencies, not included in the above categories.